UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022

Kismet Acquisition Two Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40077	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Avenue S. Suite 89898 New York, NY 10003	10003
(Address of principal executive offices)	(Zip Code)

(323) 667-3211
(Registrant’s telephone number, including area code)

850 Library Avenue, Suite 204

Newark, Delaware 19715
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	KAIIU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.001 per share	KAII	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50, subject to adjustment	KAIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2022, concurrently with the Sponsor Transaction described below, Ivan Tavrin, Chief Executive Officer and Chairman of the Board of Directors of Kismet Acquisition Two Corp., a Cayman Islands exempted company (the “Company”), resigned as Chairman and Chief Executive Officer of the Company, and as the Company’s principal financial and accounting officer. Mr. Tavrin’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices.

Effective June 30, 2022, the Company’s Board of Directors appointed Mr. Dimitri Elkin to serve as the Company’s Chief Executive Officer, effective immediately. Mr. Elkin will also act as the Company’s principal financial and accounting officer.

Dimitri Elkin, 53, has been serving as Chief Executive Officer and Director of Twelve Seas Investment Company II since July 21, 2020. From December 2017 until December 2019, he served as Chief Executive Officer of Twelve Seas Investment Company. Since April 2013, Mr. Elkin has been a Founding Partner of Twelve Seas Limited. From 2007 to April 2013, Mr. Elkin served as General Partner of UFG Private Equity, a private-equity firm. From 2003 to 2006, Mr. Elkin was a Founding Partner at GIC Capital, a U.S. private equity firm. From 1998 to 2003, Mr. Elkin served as an investment executive at Kohlberg Kravis Roberts & Co., heading its activities in the former Soviet Union and Eastern Europe. From 1996 to 1998, Mr. Elkin served as an investment banker at Lehman Brothers. Mr. Elkin previously served as director of multiple corporate entities. Mr. Elkin graduated from Moscow State University and received an MBA from Harvard Business School.

Other than as described in this report, Mr. Elkin has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K and there are no arrangements or understandings between Mr. Elkin and any other person pursuant to which he was selected as Chief Executive Officer.

Item 8.01 Other Events

On June 15, 2022, Kismet Sponsor Limited (the “Prior Sponsor”), a British Virgin Islands company and prior sponsor of the Company, transferred to Quadro Sponsor LLC, a Delaware limited liability company and wholly owned subsidiary of the Prior Sponsor (the “New Sponsor”), 6,250,000 Class B ordinary shares of the Company and 4,400,000 warrants to purchase Class A ordinary shares of the Company held by the Prior Sponsor.

On June 30, 2022, the Prior Sponsor transferred all the membership interests of the New Sponsor to Quadro IH DMCC, a company registered in Dubai Multi Commodities Centre in the UAE (the “Sponsor Transaction”). In connection with the Sponsor Transaction, Twelve Seas Management Company LLC, an affiliate of Dimitri Elkin, the Company’s newly appointed Chief Executive Officer as described above, and Quadro IH DMCC were appointed as the managing members of the New Sponsor.

In connection with the Sponsor Transaction, the Prior Sponsor also assigned to the New Sponsor all of its rights and obligations under the Letter Agreement dated as of February 17, 2021 between the Company and the Prior Sponsor, the Registration Rights Agreement dated February 17, 2021 between the Company and the Prior Sponsor, and the Promissory Note dated May 25, 2022 issued by the Company to the Prior Sponsor in the principal amount of up to $400,000 (the “Promissory Note”). As of June 17, 2022, $318,700 has been drawn down under the Promissory Note. In addition, the Company and Kismet Capital Group LLC mutually terminated the Administrative Services Agreement dated February 17, 2021. As a result, the Company will no longer be obligated to pay a $10,000 monthly fee to pursuant to such Administrative Services Agreement.

Following the Sponsor Transaction, the Company plans to continue to focus on companies in the internet and other technology enabled sectors operating internationally, including the wider area of EMEA, but will not consider companies operating in Russia or Belarus or any other country that may adversely affect our Nasdaq listing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KISMET ACQUISITION TWO CORP.

Date: June 30, 2022	By:	/s/ Dimitri Elkin
Name: Dimitri Elkin
Title: Chief Executive Officer

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